                     AMAZON.COM ANNOUNCES FINANCIAL RESULTS
                             FOR THIRD QUARTER 1998

AMAZON.COM BECOMES #1 ONLINE MUSIC RETAILER WITH SALES OF $14.4 MILLION;
               FIRST QUARTER TO ADD MORE THAN 1 MILLION CUSTOMERS

SEATTLE, WA-(October 28, 1998)-Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for the third quarter of 1998. Net sales were $153.7 million, an increase of 306 percent over net sales of $37.9 million for the third quarter of 1997. Amazon.com also became the #1 online music retailer in its first full quarter of music sales.

Amazon.com reported a third quarter pro forma operating loss of $21.0 million, or 14 percent of net sales, compared to an operating loss of $10.3 million, or 27 percent of net sales, in the prior year. Pro forma net loss of $24.7 million, or $0.49 per share, compared with a net loss of $9.6 million, or $0.21 per share, in the third quarter of 1997. On a GAAP basis, reported third-quarter net loss was $0.90 per share, and included $20.5 million of merger- and acquisition-related costs.

Amazon.com announced that cumulative customer accounts increased by over 1.2 million during the third quarter to nearly 4.5 million at September 30, 1998, an increase of over 377 percent from 940,000 customer accounts at September 30, 1997. Repeat customer orders represented more than 64 percent of orders placed during the quarter ended September 30, 1998.

"We are very grateful to our customers for choosing Amazon.com as their online music store so quickly," said Jeff Bezos, Amazon.com founder and chief executive officer. "We work hard to earn the confidence of our customers. We're known for service, ease of use, selection, and everyday low prices, and these are the reasons our customers have made us the leading online music retailer. Though pleased with these results, we know our growth initiatives will continue to require aggressive investment and entail significant execution challenges."

RECENT HIGHLIGHTS

AMAZON.COM BECOMES THE #1 ONLINE MUSIC STORE, ADDS CLASSICAL

Third-quarter music sales were $14.4 million, the first full quarter following the June launch of Amazon.com's music store. Amazon.com exited the quarter as the leading online retailer of music less than four months after its launch. Customer response was strong, augmented by the September launch of its classical-music store.

Adding to the success of its overall music store, Amazon.com opened the classical section of this store in early September. The classical section has added more than 47,000 classical and opera CDs to the existing Amazon.com music store, pushing the store's


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total number of CDs to more than 225,000--25 times the selection of the average physical music store. Amazon.com also introduced a variety of classical-specific features to help shoppers find and discover exactly the right CD, regardless of their familiarity with classical music. Among those features are thousands of classical-music reviews, editors' recommendations for more than 1,000 essential classical and opera CDs, and more than 1,000 narrow-niche classical and opera bestseller lists.

AMAZON.COM FORMALLY ENTERS EUROPEAN BOOK MARKET

In October Amazon.com formally entered the European market with the launch of new stores in Germany and the United Kingdom. Amazon.de and Amazon.co.uk replaced sites once operated by Telebook in Germany and Bookpages in the U.K. Amazon.com purchased both companies in April. For the first time on a local basis, the stores make available to Europeans a vast selection of titles, guaranteed safety of transactions, unparalleled convenience, and electronic gift certificates for worry-free gift giving. The two sites will significantly reduce the cost and shipping time for thousands of U.S. titles, thanks to a large supply of popular U.S. titles ready for immediate shipment from the U.K. and Germany.

Amazon.de is headquartered and has a distribution center in Regensburg, Germany, with editorial and marketing offices in Munich, Germany. The store initially features over 400,000 titles from German publishers, as well as fast and easy access to nearly 500,000 U.S. titles. Amazon.co.uk is headquartered and has a distribution center in Slough, England. The store carries a complete catalog of over 1.2 million titles from U.K. publishers, along with fast and easy access to over 200,000 U.S. titles. Each store offers speedy delivery and an array of personalization features to better serve book buyers, including instant recommendations.

You can find these sites at www.amazon.de and www.amazon.co.uk.

AMAZON.COM ACQUISITIONS OF PLANETALL AND JUNGLEE

In August Amazon.com acquired two companies: PlanetAll and Junglee. PlanetAll provides a unique Web-based address book, calendar, and reminder service. Junglee is the leading provider of advanced Web-based virtual database (VDB) technology that can help shoppers find and discover products on the Internet. Together, these acquisitions are intended to speed Amazon.com's enhancement of the e-commerce experience for its customers.

Amazon.com acquired 100 percent of Junglee and PlanetAll in exchange for equity having an aggregate value of approximately $280 million. The PlanetAll acquisition was accounted for as a pooling-of-interests and, as a result, Amazon.com's financial statements have been restated for all periods presented. The Junglee acquisition was accounted for under the purchase method of accounting, with substantially all of the approximately $180 million purchase price allocated to goodwill and other purchased

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intangibles. The goodwill and other purchased intangible assets will be amortized on a straight-line basis over lives averaging approximately 3 years.

GROWING ASSOCIATE RELATIONSHIPS

In early September Amazon.com augmented its growing list of Associate relationships when it announced one of the most extensive global merchant programs on the Internet, featuring Amazon.com as the premier book merchant throughout many of Yahoo!'s World sites. Amazon.com Associates now number more than 140,000. Web-site operators continue to prefer Amazon.com for the powerful benefits they receive from Amazon.com's leading traffic, content, customer experience, brand, service, and cross-product capabilities.

ABOUT AMAZON.COM, INC.

Amazon.com, Inc., Earth's biggest book and music store (NASDAQ: AMZN), opened its virtual doors on the World Wide Web in July 1995. Today, the Amazon.com store offers more than 3 million books, CDs, audiobooks, DVDs, computer games, and other titles, plus easy-to-use search-and-locate features, secure credit-card payment, personalized recommendations, streamlined ordering through 1-Click(SM) technology, and direct shipping. In addition to its U.S.-based bookstore, www.amazon.com, Amazon.com operates two European bookstore Web sites: www.amazon.co.uk in the United Kingdom and www.amazon.de in Germany. Amazon.com also operates PlanetAll (www.planetall.com), a Web-based address book, calendar, and reminder service, and the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crew members dating from the birth of film in 1892 to the present.

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, the unpredictability of its future revenues, competition, risks associated with system development and operation risks, management of potential growth, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Form 8-K filed September 11, 1998, and quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

NOTE ON FINANCIAL PRESENTATION

GAAP financial results are prepared in accordance with generally accepted accounting principles. All of the charges associated with Amazon.com's merger and acquisition activities have been included in the single-income-statement line item titled "merger- and acquisition-related costs" in order to enhance the informational value of the financials and to present the most comparable classifications in the other line items. Among items

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included in merger- and acquisition-related costs are one-time merger-related costs and purchase-price elements, including amortization of goodwill and other purchased intangibles. Pro forma financial results exclude these merger- and acquisition-related costs.

Amazon.com, Earth's Biggest Bookstore, and 1-Click are either registered trademarks or trademarks of Amazon.com, Inc. All other names mentioned herein may be trademarks of their respective owners.

Contacts:
Karen Cho                                     Kay Dangaard
Investor Relations                            Media Relations
Amazon.com, Inc.                              Amazon.com, Inc.
(206) 694-2171                                (206) 834-7180
ir@amazon.com                                 dangaard@amazon.com

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                                AMAZON.COM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            QUARTER ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                                          -------------------------------     -------------------------------
                                                              1998              1997              1998               1997
                                                          -------------     -------------     -------------     -------------
                                                                    (Unaudited)                         (Unaudited)
Net sales                                                 $     153,698     $      37,887     $     357,103     $      81,747
Cost of sales                                                   118,823            30,717           276,679            65,842
                                                          -------------     -------------     -------------     -------------
Gross profit                                                     34,875             7,170            80,424            15,905

Operating expenses:
     Marketing and sales                                         37,517            11,516            84,522            23,596
     Product development                                         13,374             3,998            29,526             8,650
     General and administrative                                   4,978             1,972            10,342             4,930
     Merger and acquisition related costs                        20,512                --            25,925                --
                                                          -------------     -------------     -------------     -------------
          Total operating expenses                               76,381            17,486           150,315            37,176

Loss from operations                                            (41,506)          (10,316)          (69,891)          (21,271)

Interest income                                                   4,754               688             9,789             1,118
Interest expense                                                 (8,419)              (19)          (18,017)              (59)
                                                          -------------     -------------     -------------     -------------
     Net interest income (expense)                               (3,665)              669            (8,228)            1,059

Net loss                                                  $     (45,171)    $      (9,647)    $     (78,119)    $     (20,212)
                                                          =============     =============     =============     =============
Basic and diluted loss per share                          $       (0.90)    $       (0.21)    $       (1.60)    $       (0.48)
                                                          =============     =============     =============     =============

Shares used in computation of basic
     and diluted loss per share                                  50,234            45,865            48,700            42,438
                                                          =============     =============     =============     =============

PRO FORMA RESULTS EXCLUDING MERGER
AND ACQUISITION RELATED COSTS

Pro forma loss from operations, excluding merger and
     acquisition related costs                            $     (20,994)    $     (10,316)    $     (43,966)    $     (21,271)
                                                          =============     =============     =============     =============
Pro forma net loss, excluding merger and acquisition
     related costs                                        $     (24,659)    $      (9,647)    $     (52,194)    $     (20,212)
                                                          =============     =============     =============     =============
Pro forma basic and diluted loss per share, excluding
     merger and acquisition related costs                 $       (0.49)    $       (0.21)    $       (1.07)    $       (0.48)
                                                          =============     =============     =============     =============
Shares used in computation of  pro forma basic
     and diluted loss per share                                  50,234            45,865            48,700            42,438
                                                          =============     =============     =============     =============



NOTE: Pro forma results for the quarter and nine months ended September 30, 1998 and 1997 are presented for informational purposes only. These results present the operating results of Amazon.com, excluding charges of $20.5 million and $25.9 million for the quarter and nine months ended September 30, 1998, respectively, for merger and acquisition related costs arising from Amazon.com's April 1998 acquisitions of Bookpages, Telebook and Internet Movie Database, and the August 1998 acquisitions of Junglee and PlanetAll, and are not prepared in accordance with generally accepted accounting principles.

                                AMAZON.COM, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                 SEPTEMBER 30,       DECEMBER 31,
                                                                     1998                1997
                                                                 -------------       -------------
                                                                  (Unaudited)          (Audited)
ASSETS
Current Assets:
     Cash                                                        $      14,856       $       1,876
     Marketable securities                                             322,404             123,499
     Inventories                                                        19,772               8,971
     Prepaid expenses and other                                         17,625               3,363
                                                                 -------------       -------------
         Total current assets                                          374,657             137,709

Fixed assets, net                                                       23,821               9,726
Deposits and other                                                         582                 169
Goodwill and other purchased intangibles, net                          213,064                  --
Deferred charges                                                         7,590               2,240
                                                                 -------------       -------------
         Total assets                                            $     619,714       $     149,844
                                                                 =============       =============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                            $      60,046       $      33,027
     Accrued advertising                                                11,857               3,454
     Other liabilities and accrued expenses                             26,868               6,570
     Current portion of long-term debt                                     684               1,500
                                                                 -------------       -------------
         Total current liabilities                                      99,455              44,551

Long-term debt                                                         340,392              76,521
Long-term portion of capital lease obligation                              103                 181


Stockholders' Equity:
     Preferred stock, $0.01 par value:
         Authorized shares -- 10,000,000
         Issued and outstanding shares -- none                              --                  --
     Common stock, $0.01 par value:
         Authorized shares -- 300,000,000
         Issued and outstanding shares -- 52,725,622
            and 48,302,958 shares, respectively                            527                 483
     Additional paid-in capital                                        298,322              67,552
     Note receivable from officer for common stock                      (1,099)                 --
     Deferred compensation                                              (2,943)             (1,930)
     Other gains (losses)                                                  590                  --
     Accumulated deficit                                              (115,633)            (37,514)
                                                                 -------------       -------------
         Total stockholders' equity                                    179,764              28,591

                                                                 -------------       -------------
             Total liabilities & stockholders' equity            $     619,714       $     149,844
                                                                 =============       =============